ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made as of February 2, 2016, by and between METASOLUTIONS, INC., a Nevada corporation (the “Company” or “Assignor”), and W270 SA, a Costa Rican corporation (the
“W270” or “Assignee”).

WHEREAS, W270 wishes to acquire the Assets (as hereinafter defined) of the Company; and

WHEREAS, in consideration for the assignment of the Assets, W270 agrees to cancel any outstanding liabilities owed to it by the Company as well as agrees to assume all of the Company’s outstanding Liabilities (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the parties hereto hereby agree as follows:

1.

Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Company’s business (the “Assets”).

2.

Assignor’s Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

3.

Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Company as of the date hereof (the “Liabilities”), including, but not limited to, the Liabilities disclosed on the Company’s balance sheet as of November 30, 2015 and as disclosed in Company filings with the Securities and Exchange Commission.

4.

Assignee’s Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

5.

Indemnity. As consideration for the assignment of the Assets, W270 agrees to indemnify and hold harmless the Company and its officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5, but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with the business of the Company prior to the date hereof.

6.

Expenses. Each of the parties hereto shall be responsible for their own expenses pursuant to the Agreement.

7.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

8.

Binding Effect. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Assignee and its successors and assigns and shall inure to the benefit of Assignor and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Assignment and Assumption Agreement to be executed as of the day and year first above written.

Metasolutions, Inc.

By:	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Executive Officer

W270 SA

By:	/s/ Wesley Fry
Name:	Wesley Fry
Title:	Chief Executive Officer